SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                               OHIO POWER COMPANY
                            -------------------------
          (Name of Registrant As Specified in Its Charter)

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                         OHIO POWER COMPANY
                     301 Cleveland Avenue, S.W.
                         Canton, Ohio 44702




              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




TO THE SHAREHOLDERS OF
    OHIO POWER COMPANY:


      The annual meeting of the shareholders of Ohio Power Company will be held on Tuesday, May 1, 2001, at 2:30 p.m. at the principal office of American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio, for the following purposes:

      1. To elect seven directors of the Company to hold office for one year or until their successors are elected and qualified; and

      2. To transact such other business (none known as of the date of this notice) as may legally come before the meeting or any adjournment thereof.

      Only holders of record of Common Stock and Cumulative Preferred Stock, par value $100 per share, at the close of business on March 5, 2001 are entitled to notice of and to vote at the annual meeting.

      THERE WILL BE NO SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY.



                                                 THOMAS S. ASHFORD,
                                                          Secretary


March 22, 2001




                        INFORMATION STATEMENT

      This information statement is being furnished in connection with the annual meeting of shareholders of Ohio Power Company (the "Company"), to be held on Tuesday, May 1, 2001 at 2:30 p.m. at the principal office of American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Voting at Meeting

      On March 5, 2001, the date for determining shareholders entitled to notice of and to vote at the meeting, there were 238,977 shares of Cumulative Preferred Stock, par value $100 per share (voting), and 27,952,473 shares of Common Stock outstanding.

      Each holder of Cumulative Preferred Stock, par value $100 per share (voting), and each holder of Common Stock has the right to one vote for each share standing in such holder's name on the books of the Company at the close of business on March 6, 2000 for the election of directors and on any other business which may come before the meeting. Holders of Cumulative Preferred Stock, par value $25 per share (non-voting), and Cumulative Preferred Stock, par value $100 per share (non-voting), are not entitled to notice of, or to vote at, the meeting.

      If notice in writing is given by any shareholder to the President, any Vice President, or the Secretary of the Company, not less than 48 hours before the time fixed for the meeting, that such shareholder desires that the voting at the meeting for directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have the right to cumulate such voting power as he possesses and to give one candidate as many votes as the number of directors to be elected, multiplied by the number of his votes, or to distribute his votes on the same principle among two or more candidates, as he sees fit.

Principal Shareholders

      American Electric Power Company, Inc. ("AEP"), 1 Riverside Plaza, Columbus, Ohio 43215, a registered public utility holding company under the Public Utility Holding Company Act of 1935, owns all of the Company's outstanding Common Stock. The Common Stock represents approximately 99% of the combined voting power of the capital stock of the Company entitled to vote at the meeting. Management of the Company does not know of any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who beneficially owns more than 5% of the outstanding shares of Cumulative Preferred Stock, par value $100 per share.

      AEP also owns, directly or indirectly, all of the common stock of the other companies which constitute the American Electric Power System (the "AEP System"). The AEP System is an integrated electric utility system and, as a result, the member companies of the AEP System, including the Company, have contractual, financial and other business relationships with the other member companies, such as participation in the AEP System savings and retirement plans and tax returns; sales of electricity; sales, transportation and handling of fuel; sales or rentals of property; and interest or dividend payments on the securities held by the companies' respective parents. American Electric Power Service Corporation (the "Service Corporation"), a wholly-owned subsidiary of AEP, renders management, advisory, engineering and other similar services at cost to the principal operating companies of the AEP System, including the Company.

                        ELECTION OF DIRECTORS

      Seven directors are to be elected to hold office for one year or until their successors are elected and qualified. The Company has been informed that AEP will nominate, and cast the votes of all of the outstanding shares of Common Stock for, the persons named below. In the event that any of such persons should unexpectedly be unable to stand for election, AEP has informed the Company that it will cast its votes for a substitute chosen by the Board of Directors of the Company and approved by AEP.

      The following brief biographies of the nominees include their ages as of March 15, 2001, an account of their business experience and the names of certain publicly-held corporations of which they are also directors.

          Name                Age                Business Experience

E. LINN DRAPER, JR.           59     Chairman   of   the   board   and   chief
                                     executive   officer   of   the   Company,
                                     chairman  of  the  board,  president  and
                                     chief  executive  officer  of AEP and the
                                     Service  Corporation.  Joined the Service
                                     Corporation  in  1992  as  president  and
                                     chief  operating  officer and assumed his
                                     present  position in 1993.  President  of
                                     AEP and vice  president  and  director of
                                     the Company from 1992 until  assuming his
                                     present  positions  in  1993.  From  1987
                                     until  1992 was  chairman  of the  board,
                                     president and chief executive  officer of
                                     Gulf   States   Utilities   Company,   an
                                     unaffiliated    electric    utility.    A
                                     director  of the  Company,  AEP,  certain
                                     other   AEP  System   companies  and  BCP
                                     Management, Inc., which is the general partner of Borden Chemicals and Plastics
                                     L.P.

HENRY W. FAYNE                54     Vice  president  of  the  Company,   vice
                                     president and chief financial  officer of
                                     AEP and executive vice  president-finance
                                     and     analysis     of    the    Service
                                     Corporation.     Joined    the    Service
                                     Corporation  in  1974,  became  assistant
                                     controller  in 1978,  controller in 1984,
                                     vice  president  and  controller in 1988,
                                     senior  vice  president  in 1993,  senior
                                     vice  president-corporate   planning  and
                                     budgeting   in   1995,   executive   vice
                                     president-financial services in 1998 and assumed his present position in 2000. A director of the Company and of certain other AEP System companies.

WILLIAM J. LHOTA              61     President and chief operating  officer of
                                     the    Company   and    executive    vice
                                     president-   energy   delivery   of   the
                                     Service  Corporation.  Joined the Company
                                     in  1965,   was   president  of  Columbus
                                     Southern  Power  Company   ("CSPCo"),   a
                                     subsidiary  of AEP, from 1987 until 1989,
                                     when    he    became    executive    vice
                                     president-operations   of   the   Service
                                     Corporation.    Became   executive   vice
                                     president of the Service  Corporation  in
                                     1993.  Assumed his present  position with
                                     the Service  Corporation in 2000.  Became
                                     a vice  president  of the Company in 1989
                                     and  assumed  his  present   position  in
                                     1996.  A director  of the  Company and of
                                     certain   other  AEP  System   companies,
                                     Huntington  Bancshares  Incorporated  and
                                     State Auto Financial Corporation.

ARMANDO A. PENA               56     Vice   president  and  treasurer  of  the
                                     Company,  treasurer  of  AEP  and  senior
                                     vice  president-finance  and treasurer of
                                     the  Service   Corporation.   Joined  the
                                     Service   Corporation  in  1971,   became
                                     assistant  vice  president in 1982,  vice
                                     president-finance  in 1989,  senior  vice
                                     president    in   1996,    senior    vice
                                     president-finance, treasurer and chief financial officer in 1998 and assumed his present position in 2000. Became treasurer of the Company and AEP in 1996. A director of the Company and of certain other AEP System companies.

THOMAS V. SHOCKLEY, III       55     Vice  president  of  the  Company,   vice
                                     chairman   of   AEP   and   the   Service
                                     Corporation.  A director of the  Company,
                                     AEP  and   certain   other   AEP   System
                                     companies.     Joined     the     Service
                                     Corporation   in  2000  in  his   present
                                     position.  From  1997-2000  was president
                                     and chief  operating  officer  of Central
                                     and South West  Corporation  ("CSW")  and
                                     from   1990-1997   was   executive   vice
                                     president  of  CSW.

SUSAN TOMASKY                 47     Vice president of the Company,  secretary
                                     of    AEP,     and     executive     vice
                                     president-legal,   policy  and  corporate
                                     communications  and  general  counsel  of
                                     the  Service  Corporation.  A director of
                                     the  Company  and of  certain  other  AEP
                                     System  companies.   Joined  the  Service
                                     Corporation   in  1998  as  senior   vice
                                     president   and   general   counsel   and
                                     assumed  her  present  position  in 2000.
                                     From 1993-1997 was general counsel of the Federal Energy Regulatory Commission.

JOSEPH H. VIPPERMAN           60     Vice   president   of  the   Company  and
                                     executive vice president-shared  services
                                     of  the   Service   Corporation.   Joined
                                     Appalachian  Power  Company  ("APCo"),  a
                                     subsidiary  of AEP, in 1962,  transferred
                                     to the  Service  Corporation  and  became
                                     controller  in 1978,  vice  president  in
                                     1980,       was      executive       vice
                                     president-operations   from  1984   until
                                     1989,  executive  vice   president-energy
                                     delivery   in   1996,    executive   vice
                                     president-corporate  services in 1998 and
                                     assumed  his  present  position  in 2000.
                                     Transferred  to  APCo as  executive  vice
                                     president  in 1989,  was  president  from
                                     1990  until  1995,   and  became  a  vice
                                     president   and   director  in  1996.   A
                                     director of the Company and of certain other AEP System companies.


      Dr. Draper, Messrs. Fayne, Lhota, Pena, Shockley and Vipperman and Ms. Tomasky are directors of APCo, Central Power and Light Company, CSPCo,
Kentucky  Power  Company,  Public  Service  Company of  Oklahoma,  Southwestern
Electric Power Company and West Texas Utilities Company, all of which are direct or indirect subsidiaries of AEP and have one or more classes of publicly held preferred stock or debt securities. Dr. Draper, Messrs. Fayne, Lhota, Shockley and Vipperman and Ms. Tomasky are directors of Indiana Michigan Power Company. Dr. Draper, Messrs. Fayne, Lhota, Pena, Shockley and Vipperman and Ms. Tomasky are also directors of AEP Generating Company, another subsidiary of AEP.

                                 OTHER BUSINESS

      Management does not intend to bring any matters before the meeting other than the election of directors and does not know of any matters that will be brought before the meeting by others.

                             EXECUTIVE COMPENSATION

      Certain executive officers of the Company are employees of the Service Corporation. The salaries of these executive officers are paid by the Service Corporation and a portion of their salaries has been allocated and charged to the Company. The following table shows for 2000, 1999 and 1998 the compensation earned from all AEP System companies by the chief executive officer and the four other most highly compensated executive officers (as defined by regulations of the Securities and Exchange Commission) of the Company at December 31, 2000.



                           SUMMARY COMPENSATION TABLE

                                   Annual      Long-Term
                                Compensation  Compensation
                                               Awards      Payouts
Name and                                       Securities  LTIP       All Other
Principal                       Salary Bonus   Underlying  Payouts  Compensation
Position                   Year  ($)   ($)(1)  Options(#)  ($)(1)       ($)(2)


E. Linn Draper, Jr. -      2000 850,000 485,775 700,000     -0-         106,699
  Chairman of the board    1999 820,000 208,280   -0-       -0-         103,218
  and chief executive      1998 780,000 194,376   -0-     345,906       104,941
  officer of the Company;
  chairman of the board,
  president and chief
  executive officer of
  AEP and the Service
  Corporation; chairman
  of the board and chief
  executive officer of
  other AEP System
  companies
William J. Lhota -         2000 415,000 173,927 200,000     -0-          62,394
  President, chief         1999 400,000  71,120   -0-       -0-          55,690
  operating officer and    1998 380,000  82,859   -0-     134,266        56,493
  director of the
  Company; executive vice
  president-energy
  delivery and director
  of the Service
  Corporation; president,
  chief operating officer
  and director of other
  AEP System companies
Henry W. Fayne - Vice      2000 365,000 152,972 200,000    -0-           47,074
  president and director   1999 315,000  56,007   -0-      -0-           34,885
  of the Company;          1998 290,000  63,234   -0-     61,655         34,124
  executive vice
  president-finance and
  analysis and director
  of the Service
  Corporation; vice
  president and chief
  financial officer of
  AEP, vice president and
  director of other AEP
  System companies
Susan Tomasky - Vice      2000 355,000 148,780 200,000    -0-            47,946
  president and director
  of the Company,
  executive vice
  president-legal, policy
  and corporate
  communications, general
  counsel and director of
  the Service
  Corporation; vice
  president and director
  of other AEP System
  companies(3)
Joseph H. Vipperman -      2000 350,000 146,685 200,000  -0-             70,112
  Vice president and       1999 330,000  58,674   -0-    -0-             63,006
  director of the          1998 310,000  67,595   -0-   82,859           58,435
  Company; executive vice
  president-shared
  services and director
  of the Service
  Corporation; vice
  president and director
  of other AEP System
  companies

-----------
(1)Amounts in the "Bonus" column reflect awards under the Senior Officer Annual Incentive Compensation Plan. Payments are made in March of the succeeding fiscal year for performance in the year indicated.
   Amounts in the "Long-Term Compensation-Payouts" column reflect performance share unit targets earned under the AEP 2000 Long-Term Incentive Plan (and predecessor Performance Share Incentive Plan) for three-year performance periods.
   See below under "Long-Term Incentive Plans - Awards in 2000" and page 10 for additional information.
(2)Amounts in the "All Other Compensation" column include (i) AEP's matching contributions under the AEP Employees Savings Plan and the AEP Supplemental Savings Plan, a non-qualified plan designed to supplement the AEP Savings Plan, (ii) subsidiary companies director fees, (iii) vehicle allowance, and
   (iv) split-dollar insurance. In August 2000, AEP discontinued providing vehicles for its executive officers and began paying them a monthly allowance. Split-dollar insurance represents the present value of the interest projected to accrue for the employee's benefit on the current year's insurance premium paid by AEP. Cumulative net life insurance premiums paid are recovered by AEP at the later of retirement or 15 years. Detail of the 2000 amounts in the "All Other Compensation" column is shown below.


                                Dr.      Mr.     Mr.     Ms.        Mr.
   Item                         Draper   Lhota   Fayne   Tomasky    Vipperman


Savings Plan
Matching Contributions           3,187    5,100   5,100   3,179     3,937

Supplemental Savings Plan
Matching Contributions          22,313    7,350   5,850   7,471     6,563

Subsidiaries Directors Fees     13,060   11,405  13,060   8,995     8,840

Vehicle Allowance                6,000    8,143   5,000   6,084     5,000

Split-Dollar Insurance          62,139   30,396  18,064  22,217    45,772
                                ------   ------  ------  ------    ------
   Total
"All Other Compensation"      $106,699 $ 62,394 $47,074 $47,946   $70,112
                              ======== ======== ======= =======   =======

(3)No 1999 and 1998 compensation information is reported for Ms. Tomasky because she was not an executive officer in those years.

                              OPTION GRANTS IN 2000
                                Individual Grants

                        Percent of
             Number of  Total
             Securities Options     Exercise
             Underlying Granted to  or                      Grant Date
             Options    Employees   Base                    Present
             Granted    in 2000     Price      Expiration   Value
Name         (#)(1)     (2)         ($/Sh)     Date         ($)(3)
E. L.
Draper, Jr.  700,000     11.6      35.625      09-20-2010   4,119,675

W. J. Lhota  200,000      3.3      35.625      09-20-2010   1,177,050

H. W. Fayne  200,000      3.3      35.625      09-20-2010   1,177,050

S. Tomasky   200,000      3.3      35.625      09-20-2010   1,177,050
J. H.
Vipperman    200,000      3.3      35.625      09-20-2010   1,177,050

-----------
(1) Options were granted on September 20, 2000, pursuant to the AEP 2000 Long-Term Incentive Plan. All options granted on this date have an exercise price equal to the closing price of AEP Common Stock on the New York Stock Exchange Composite Transactions Tape on September 20, 2000. These options will vest in equal increments, annually, over a three-year period beginning on January 1, 2002. Options also fully vest upon termination due to retirement after one year from the grant date or due to disability or death and expire five years thereafter, or on their scheduled expiration date if earlier. Options expire upon termination of employment for reasons other than retirement, disability or death, unless the AEP Board Human Resources Committee determines that circumstances warrant continuation of the options for up to five years. Options are nontransferable.
(2)   A total of 6,046,000 options were granted in 2000.
(3) Value was calculated using the Black-Scholes option valuation model. The actual value, if any, ultimately realized depends on the market value of AEP's Common Stock at a future date. Significant assumptions are shown below:

     Stock Price Volatility    24.75%          Dividend yield        6.02%
     Risk-Free Rate of Return   6.50%          Option Term           10 years


        AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

            Shares             Number of Securities
           Acquired                Underlying             Value of Unexercised
              on      Value    Unexercised Options        In-The-Money Options
           Exercise Realized     at 12-31-00(#)            at 12-31-00($)(2)
Name        (#)(1)  ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
E. L.
Draper, Jr.    --     --       0         700,000         0          7,612,500

W. J. Lhota    --     --       0         200,000         0          2,175,000

H. W. Fayne    --     --       0         200,000         0          2,175,000

S. Tomasky     --     --       0         200,000         0          2,175,000

J. H.
Vipperman      --     --       0         200,000         0          2,175,000

-----------
(1) None of these officers exercised options during 2000.
(2) Based on the difference between the closing price of AEP Common Stock on the New York Stock Exchange Composite Transactions Tape on December 29, 2000 ($46.50) and the option exercise price. "In-the-money" means the market price of the stock is greater than the exercise price of the option on the date indicated.

                   LONG-TERM INCENTIVE PLANS - AWARDS IN 2000

      Each of the awards set forth below establishes performance share unit targets, which represent units equivalent to shares of Common Stock, pursuant to AEP's 2000 Long-Term Incentive Plan. Since it is not possible to predict future dividends and the price of AEP Common Stock, credits of performance share units in amounts equal to the dividends that would have been paid if the performance share unit targets were established in the form of shares of Common Stock are not included in the table.

      The ability to earn performance share unit targets is tied to achieving specified levels of total shareholder return ("TSR") relative to the S&P Electric Utility Index. The AEP Board Human Resources Committee may, at its discretion, reduce the number of performance share unit targets otherwise earned. In accordance with the performance goals established for the periods set forth below, the threshold, target and maximum awards are equal to 20%, 100% and 200%, respectively, of the performance share unit targets. No payment will be made for performance below the threshold.

      Payments of earned awards are deferred in the form of phantom stock units (equivalent to shares of AEP Common Stock) until officers have met the equivalent stock ownership target. Once officers meet and maintain their respective targets, they may elect either to continue to defer or to receive further earned awards in cash and/or Common Stock.

                                              Estimated Future Payouts of
                                             Performance Share Units Under
                                              Non-Stock Price-Based Plan
                              Performance
                  Number of    Period
                 Performance    Until
                    Share     Maturation  Threshold      Target      Maximum
  Name              Units     or Payout      (#)          (#)          (#)
E. L. Draper, Jr.  19,988     2000-2002     3,998       19,988       39,976
W. J. Lhota         7,157     2000-2002     1,431        7,157       14,314
H. W. Fayne         6,294     2000-2002     1,259        6,294       12,588
S. Tomasky          6,122     2000-2002     1,224        6,122       12,244
J. H. Vipperman     6,036     2000-2002     1,207        6,036       12,072

                               RETIREMENT BENEFITS

      The American Electric Power System Retirement Plan provides pensions for all employees of AEP System companies (except for employees covered by certain collective bargaining agreements or by the Central and South West Corporation Cash Balance Retirement Plan), including the executive officers of the Company. The Retirement Plan is a noncontributory defined benefit plan.

      The Retirement Plan was amended effective January 1, 2001. The amendment provides that the final average pay benefit accrual formula currently in effect terminates on December 31, 2010 and, effective January 1, 2001, a cash balance accrual formula is added to the Retirement Plan. Employees participating in the Retirement Plan on December 31, 2000 accrue retirement benefits under both formulas and employees hired after December 31, 2000 accrue retirement benefits solely under the cash balance formula. Employees accruing benefits under both formulas may choose either the final average pay formula or the cash balance formula for their accrued benefit at the time employment is terminated. The accrued benefit earned by an employee under the final average pay formula as of December 31, 2010, the date the final average pay formula will be discontinued, is the minimum benefit an employee can receive from the Retirement Plan after that time.

      The following table shows the approximate annual annuities that would be payable to employees in certain higher salary classifications, under the final average pay formula, assuming retirement at age 65 after various periods of service.

                               PENSION PLAN TABLE

                           Years of Accredited Service

Highest Average
Annual Earnings      15       20       25       30       35       40

     400,000      93,345  124,460 155,575   186,690  217,805   244,465
     500,000     117,345  156,460  195,575  234,690  273,805   307,130
     600,000     141,345  188,460  235,575  282,690  329,805   369,795
     700,000     165,345  220,460  275,575  330,690  385,805   432,460
     900,000     213,345  284,460  355,575  426,690  497,805   557,790
   1,200,000     285,345  380,460  475,575  570,690  665,805   745,785
   1,700,000     405,345  540,460  675,575  810,690  945,805 1,059,110

      The amounts shown in the table are the straight life annuities payable under the Retirement Plan final average pay formula without reduction for the joint and survivor annuity. Retirement benefits listed in the table are not subject to any deduction for Social Security or other offset amounts. The retirement annuity is reduced 3% per year in the case of retirement between ages 55 and 62. If an employee retires after age 62, there is no reduction in the retirement annuity.

      Compensation upon which retirement benefits under the final average pay formula are based, for the executive officers named in the Summary Compensation Table above, consists of the average of the 36 consecutive months of the officer's highest aggregate salary and Senior Officer Annual Incentive Compensation Plan awards, shown in the "Salary" and "Bonus" columns, respectively, of the Summary Compensation Table, out of the officer's most recent 10 years of service.

      Under the cash balance formula, each employee has an account to which dollar amount credits are allocated annually based on a percentage of the employee's compensation. Compensation for the cash balance formula includes annual salary and annual incentive compensation plan awards up to a maximum total compensation of $1,000,000. The applicable percentage is determined by age and years of service with AEP as of December 31 of each year (or as of the employee's termination date, if earlier). The following table shows the percentage used to determine dollar amount credits at the age and years of service indicated:

                       Sum of Age Plus  Applicable
                       Years of Service Percentage

                             <30           3.0%
                            30-39          3.5%
                            40-49          4.5%
                            50-59          5.5%
                            60-69          7.0%
                          70 or more       8.5%

      To transition from the final average pay formula to the cash balance formula, the employee's account under the cash balance formula was credited with an opening balance using a number of factors.

      The estimated annual annuities at age 65 under the cash balance formula payable to the executive officers named in the Summary Compensation Table are:


                                                Annual
                       Name                     Benefit

                       E. L. Draper, Jr.        $945,000
                       W. J. Lhota               469,000
                       H. W. Fayne               329,000
                       S. Tomasky                309,000
                       J. H. Vipperman           415,000

      These amounts are based on the following assumptions:

o Salary amounts shown in the "Salary" column for calendar year 2000 are used with no subsequent adjustments in future years plus annual incentive awards at the 2000 target level.

o Conversion of the lump-sum cash balance to a single life annuity at age 65, based on an interest rate of 5.78% and the 1983 Group Annuity Mortality Table.

      AEP maintains a supplemental retirement plan which provides for the payment of:

o Retirement benefits that are not payable due to limitations imposed by Federal tax law on benefits paid by qualified plans.

o Supplemental retirement benefits provided by individual agreements with certain AEP employees.

The supplemental retirement plan was amended to provide for supplemental benefits under both the final average pay formula and the cash balance formula. Retirement Plan benefits shown above include all supplemental retirement benefits.

      Dr. Draper and Ms. Tomasky have individual agreements with AEP which provide them with supplemental retirement benefits that credit them with 24 and 20 years of service, respectively. The agreements each provide that these supplemental retirement benefits are reduced by pension entitlements from plans sponsored by prior employers.

      As of December 31, 2000, for the executive officers named in the Summary Compensation Table, the number of years of service applicable for retirement benefit calculation purposes under either the final average pay formula or the cash balance formula were as follows: Dr. Draper, 32 years; Mr. Lhota, 35 years; Mr. Fayne, 25 years; Ms. Tomasky, 22 years; and Mr. Vipperman, 38 years. The years of service for Dr. Draper and Ms. Tomasky include years of service provided by their respective agreements with AEP described in the preceding paragraph.

      Six AEP System employees (including Messrs. Fayne, Lhota and Vipperman) whose pensions may be adversely affected by amendments to the Retirement Plan made as a result of the Tax Reform Act of 1986 are eligible for certain supplemental retirement benefits. Such payments, if any, will be equal to any reduction occurring because of such amendments. Assuming retirement in 2001 of the executive officers named in the Summary Compensation Table, none of them would receive any supplemental benefits.

      AEP made available a voluntary deferred-compensation program in 1982 and 1986, which permitted certain members of AEP System management to defer receipt of a portion of their salaries. Under this program, a participant was able to defer up to 10% or 15% annually (depending on the terms of the program offered), over a four-year period, of his or her salary, and receive supplemental retirement or survivor benefit payments over a 15-year period. The amount of supplemental retirement payments received is dependent upon the amount deferred, age at the time the deferral election was made, and number of years until the participant retires. The following table sets forth, for the executive officers named in the Summary Compensation Table, the amounts of annual deferrals and, assuming retirement at age 65, annual supplemental retirement payments under the 1982 and 1986 programs.

                             1982 Program                  1986 Program

                     Annual     Annual Amount of    Annual     Annual Amount of
                     Amount       Supplemental      Amount       Supplemental
                    Deferred       Retirement      Deferred       Retirement
                    (4-Year         Payment        (4-Year          Payment
Name                 Period)     (15-Year Period)   Period)     (15-Year Period)

J. H. Vipperman..    $11,000         $90,750        $10,000        $67,500
H. W. Fayne......      -0-             -0-            9,000         95,400

                                 SEVERANCE PLAN

      In connection with the merger with CSW, AEP's Board of Directors adopted a severance plan on February 24, 1999, effective March 1, 1999, that includes Messrs. Lhota, Vipperman and Fayne and Ms. Tomasky. The severance plan provides for payments and other benefits if, at any time before June 15, 2002 (the second anniversary of the merger consummation date), the officer's employment is terminated (i) by AEP without "cause" or (ii) by the officer because of a detrimental change in responsibilities or a reduction in salary or benefits. Under the severance plan, the officer will receive:

o A lump sum payment equal to three times the officer's annual base salary plus target annual incentive under the Senior Officer Annual Incentive Compensation Plan.

o Maintenance for a period of three additional years of all medical and dental insurance benefits substantially similar to those benefits to which the officer was entitled immediately prior to termination, reduced to the extent comparable benefits are otherwise received.

o Outplacement services not to exceed a cost of $30,000 or use of an office and secretarial services for up to one year.

      AEP's obligation for the payments and benefits under the severance plan is subject to the waiver by the officer of any other severance benefits that may be provided by AEP. In addition, the officer agrees to refrain from the disclosure of confidential information relating to AEP.

                          CHANGE-IN-CONTROL AGREEMENTS

     AEP has change-in-control agreements with Dr. Draper and Messrs. Lhota, Vipperman and Fayne and Ms. Tomasky. If there is a "change-in-control" of AEP and the employee's employment is terminated by AEP or by the employee for reasons substantially similar to those in the severance plan, these agreements provide for substantially the same payments and benefits as the severance plan with the following additions:

o Three years of service credited for purposes of determining non-qualified retirement benefits.

o Transfer to the employee of title to AEP's automobile then assigned to the employee.

o Payment, if required, to make the employee whole for any excise tax imposed by Section 4999 of the Internal Revenue Code.

      "Change-in-control" means:

o The acquisition by any person of the beneficial ownership of securities representing 25% or more of AEP's voting stock.

o A change in the composition of a majority of the Board of Directors under certain circumstances within any two-year period.

o Approval by the shareholders of the liquidation of AEP, disposition of all or substantially all of the assets of AEP or, under certain circumstances, a merger of AEP with another corporation.

                   AEP BOARD HUMAN RESOURCES COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

      The Human Resources Committee of the AEP Board of Directors regularly reviews executive compensation policies and practices and evaluates the performance of management in the context of AEP's performance. None of the members of the Committee is or has been an officer or employee of any AEP System company or receives remuneration from any AEP System company in any capacity other than as a director.

      The Human Resources Committee recognizes that the executive officers are charged with managing a $55 billion, multi-state electric utility with international investments during challenging times and with addressing many difficult and complex issues.

      AEP's executive compensation program is designed to maximize shareholder value, to support the implementation of AEP's business strategy and to improve both corporate and personal performance. The Committee's compensation policies supporting this program are:

o To pay in a manner that motivates both short and long term performance, focuses on meeting specified corporate goals and promotes the long term interests of shareholders.

o To place a significant amount of compensation for senior executives at risk, in the form of variable incentive compensation instead of fixed or base pay with much of this risk similar to the risk experienced by other AEP shareholders.

o To establish compensation opportunities that enhance AEP's ability to attract, retain, reward, motivate and encourage the development of exceptionally knowledgeable, highly qualified and experienced executives.

o To target compensation levels that are reflective of current market practices in order to maintain a stable, successful management team.

      In carrying out its responsibilities, the Committee utilizes a nationally recognized independent compensation consultant to obtain information and provide recommendations relating to changing industry compensation practices and programs.

      The Committee also considers management's initiatives in response to the impact of increased competition and other significant changes in the rapid restructuring of the electric utility industry. It is the Committee's opinion that, in this constantly changing environment, Dr. Draper and the senior management team continue to develop and implement strategies effectively to position AEP for the future. This includes AEP's development of unregulated business activities, proposals and actions taken in connection with the industry's transition to competition, establishment of an international energy trading organization and the merger with CSW. The success of these efforts and their benefits to AEP cannot be precisely measured in advance, but the Committee is convinced they are vital to AEP's long-term success.

      Stock Ownership Guidelines. The Board of Directors, upon the Committee's recommendation, underscored the importance of aligning executive and shareholder interests by adopting in December 1994 stock ownership guidelines for senior management participants receiving performance share awards. The Committee and senior management believe that linking a significant portion of an executive's current and potential future net worth to AEP's success, as reflected in the stock price and dividends paid, gives the executive a stake similar to that of AEP's owners and further encourages long term management for the benefit of those owners.

      Under the guidelines, the target ownership of AEP Common Stock is directly related to the officer's corporate position with the greatest ownership target for the chief executive officer. The targets for the CEO and the other four officers named in the Summary Compensation Table are 45,000 shares and 15,000 shares, respectively. Each officer is expected to achieve the ownership target within a five-year period. Common Stock equivalents earned through the Senior Officer Annual Incentive Compensation Plan and AEP 2000 Long-Term Incentive Compensation Plan, described below, are included in determining compliance with the ownership targets. As of January 1, 2001, Dr. Draper and all of the other officers named in the Summary Compensation Table (except Ms. Tomasky) have met their ownership requirements within the specified time period.

Components of Executive Compensation

      Base Salary. When reviewing base salaries, the Committee considers pay practices used by other electric utilities and industry in general. In addition, the Committee considers the respective positions held by the executive officers, their levels of responsibility, performance and experience, and the relationship of their base salaries to the base salaries of other AEP managers and employees.

      For compensation comparison purposes, the Human Resources Committee uses certain comparably sized and complex electric utility companies in the S&P Electric Utility Index. The size and complexity of AEP places it above the median of its comparative group. However, because AEP's policy is to place more emphasis on incentive compensation, AEP targets executive officer base salaries somewhat below the level of its position in the comparative group. Base salary levels in 2000 for the CEO and the other executive officers named in the Summary Compensation Table approximated the median of the comparative group consistent with AEP's policy to place more emphasis on incentive compensation. In establishing base salary levels in that range, the Human Resources Committee considers the competitiveness of AEP's entire compensation package.

      Base salaries are adjusted, as appropriate, and reviewed annually to reflect individual and corporate performance and consistency with compensation changes within AEP and the compensation peer group of other electric utilities.

      The Committee meets without the presence of Dr. Draper, chairman, president and chief executive officer of AEP, to evaluate his performance and compensation and reports on that evaluation to all outside directors of the AEP Board. After full discussion, the outside directors then determine Dr. Draper's base salary.

      Annual Incentive. The primary purpose of annual incentive compensation is to motivate senior managers to meet and exceed annual objectives which are part of the long term strategic plan in order to maximize shareholder value.

      The Senior Officer Annual Incentive Compensation Plan (SOIP) provides a variable, performance-based portion of the executive officers' total compensation. Each officer's annual incentive compensation is set forth in the Bonus column of the Summary Compensation Table.

      SOIP participants are assigned an annual target award expressed as a percentage of their base salary for the period. In January 2000, the Committee established targets as follows: Dr. Draper, 75%; and the other executive officers named in the Summary Compensation Table, 55%. Actual awards can vary from 0-200% of the target award based on performance.

      SOIP  awards  are  based  on  the  following  preestablished   performance
criteria:

o     Total investor return.

o     Return on stockholder equity.

o Average price of power sold to AEP's retail customers compared with other utilities.

o     Safety.

For 2000, AEP performance merited an award of approximately 76%.

      To more closely align the financial interests of the executive officers with AEP's shareholders, SOIP participants may elect to defer their awards, with the deferrals treated as if invested in Common Stock of AEP, although no stock is actually purchased. Dividend equivalents are credited during the deferral period.

      Long-Term Incentive. The primary purpose of longer term, equity based, incentive compensation is to motivate senior managers to maximize shareholder value by linking a portion of their compensation directly to shareholder return.

      Long-term incentive awards are made under the AEP 2000 Long-Term Incentive Plan. The plan provides a list of measurements and incentives from which the Committee may select those which provide the most effective incentives at any given time as AEP pursues its strategies and plans. In 2000, for the executive officers, AEP's long term incentive compensation program consisted of grants of stock options and performance share units. Prior to 2000, grants of performance share units were made under the Performance Share Incentive Plan.

      Stock Options

      In September 2000, the Committee granted stock options to executive officers (as described in the table, Option Grants in 2000). This initial grant was structured to provide a special incentive to achieve the benefits upon which the merger between AEP and CSW was based. It is not expected that additional options will be awarded to these persons before 2003.

      Stock options granted to the executive officers, when combined with base salaries plus annual incentive payments and the value of performance share units that these officers may potentially earn at target, are set by the Committee so that total compensation is intended to fall at the median range paid by AEP's electric utility comparator group for median performance. The number of options granted is based on the Black-Scholes option pricing model.

      Performance Shares

      The Committee has annually established performance share unit targets which are earned based on AEP's subsequent three-year total shareholder returns measured relative to the S&P peer utilities. In January 2000, the Committee established targets as a percentage of then base salaries as follows: Dr. Draper, 75%; and the other executive officers named in the Summary Compensation Table, 55%. The performance share awards which will ultimately be paid to participants for a performance period can range from 0-200% of the target.

      AEP's total shareholder return for 1998-2000 ranked twenty-first relative to the S&P peer utilities and, as a result, none of the performance share unit targets originally established for that period (and dividend credits) were earned.

      Payments of earned performance share awards are deferred in the form of phantom stock units (equivalent to shares of AEP Common Stock). Such deferrals continue until termination of employment or, if so elected by the recipient, with payments commencing not later than five years thereafter. Once the officers meet and maintain their respective equivalent stock ownership targets discussed above, they may then elect either to continue to defer or to receive further earned performance share awards in cash and/or Common Stock. When awards are deferred, dividend equivalents are credited as though reinvested in additional phantom stock units. The performance share unit targets and a further description of performance share awards are shown under Long-Term Incentive Plans--Awards in 2000.

Tax Policy on Deductibility of Compensation

      The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which provides a limit on the deductibility of compensation in excess of $1,000,000 paid in any year to AEP's chief executive officer or any of its other four most highly compensated executive officers. It is the Committee's expectation, when consistent with sound executive compensation principles and the needs of AEP, that compensation would be qualified for deductibility where appropriate.

      Award payments under the AEP 2000 Long-Term Incentive Plan have been structured to be exempt from the deduction limit because they are made pursuant to a shareholder approved performance driven plan.

      Award payments under the SOIP plan are not eligible for the performance-based exemption and the deduction limit does apply to such awards. Since Dr. Draper has deferred his 2000 SOIP award to dates past his retirement from AEP (providing an exemption from the deduction limit), the Committee has not deemed it necessary at this time to qualify compensation paid pursuant to the SOIP for deductibility under Section 162(m). The Committee may decide to do so in the future.

      No named officer in the Summary Compensation Table had taxable compensation paid in 2000 in excess of the deduction limit and all such compensation was fully deductible. The Committee intends to continue to evaluate the impact of this Code restriction.

                  Human Resources
                  Committee Members
                  Morris Tanenbaum, Chair             Lester A. Hudson, Jr.
                  John P. DesBarres                   Donald G. Smith
                  William R. Howell

              SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the beneficial ownership of AEP Common Stock and stock-based units as of January 1, 2001 for all directors as of the date of this Information Statement, each of the persons named in the Summary Compensation Table and all directors and executive officers as a group. Unless otherwise noted, each person had sole voting and investment power over the number of shares of AEP Common Stock and stock-based units of AEP set forth across from his or her name. Fractions of shares have been rounded to the nearest whole share. No executive officer, director or nominee owns any shares of any series of the Cumulative Preferred Stock of the Company.
                                                           Stock
                 Name                        Shares       Units(a)    Total

     E. L. Draper, Jr................     9,535(b)(d)     106,181    115,716
     H. W. Fayne.....................     5,590(b)         11,163     16,753
     W. J. Lhota.....................    18,854(b)(c)(d)   16,249     35,103
     T. V. Shockley, III.............    93,965(b)(e)(f)    -0-       93,965
     S. Tomasky......................     1,744(b)            98       1,842
     J. H. Vipperman.................    11,626(b)(c)(d)    4,549     16,175
     A. A. Pena......................     5,768(b)          5,611     11,379
     All directors and
     executive officers
     as a group (7 persons).........    148,826(g)        143,851    292,677

-----------
     (a) This column includes amounts deferred in stock units and held under AEP's various officer benefit plans. Certain of these stock units are subject to forfeiture based on length of employment.
     (b) Includes the following numbers of share equivalents held in the AEP Retirement Savings Plan and, for Mr. Shockley, the CSW Retirement Savings Plan (in the case of the AEP Retirement Savings Plan such persons have sole voting power, but the investment/disposition power is subject to the terms of the Savings Plan): Dr. Draper, 3,947; Mr. Fayne, 5,014; Mr. Lhota, 16,674; Mr. Shockley, 6,234; Ms. Tomasky, 1,744; Mr. Pena, 4,145; Mr. Vipperman, 11,626; and all executive officers, 49,384.
     (c) Does not include, for Messrs. Lhota and Vipperman, 85,231 shares in the American Electric Power System Educational Trust Fund over which Messrs. Lhota and Vipperman share voting and investment power as trustees (they disclaim beneficial ownership). The amount of shares shown for all directors and executive officers as a group includes these shares.
     (d) Includes the following numbers of shares held in joint tenancy with a family member: Dr. Draper, 5,588; Mr. Lhota, 2,180; and Mr. Vipperman, 71.
     (e) Includes the following numbers of shares held by family members over which beneficial ownership is disclaimed: Mr. Shockley, 496.
     (f) Includes the following numbers of shares attributable to options exercisable within 60 days: Mr. Shockley, 49,938.
     (g)  Represents less than 1% of the total number of shares outstanding.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Regular meetings of the Board of Directors were held once each month during the year. In addition, the Board of Directors holds special meetings from time to time as required. During 2000, the Board held twelve regular meetings.

     Directors of the Company receive a fee of $50 for each meeting of the Board of Directors attended in addition to their salaries.

     The Board of Directors of the Company has no committees.

                             INDEPENDENT AUDITORS

     The public accounting firm of Deloitte & Touche LLP has been selected as the independent auditors of the Company for the year 2001.

     A representative of Deloitte & Touche LLP will not be present at the meeting unless prior to the day of the meeting the Secretary of the Company has received written notice from a stockholder addressed to the Secretary at 1 Riverside Plaza, Columbus, Ohio 43215, that such stockholder will attend the meeting and wishes to ask questions of a representative of the firm.

                                                            THOMAS S. ASHFORD,
                                                                       Secretary


March 22, 2001